Exhibit 99.1

CONTACT:	-OR-	TRBR INVESTOR RELATIONS COUNSEL:
Trailer Bridge, Inc.		The Equity Group Inc.
Ivy Barton Suter		www.theequitygroup.com
Chief Executive Officer		Adam Prior	(212) 836-9606
(800) 554 -1589

www.trailerbridge.com

FOR IMMEDIATE RELEASE

TRAILER BRIDGE REPORTS 2009 THIRD QUARTER FINANCIAL RESULTS

Company to Hold Conference Call on November 11, 2009 at 11:00 AM ET

2009 Third Quarter Financial Highlights

•	Operating income increases 57.8% to $4.1 million

•	Net income improves to $1.7 million, or $0.14 per share

•	EBITDA improves 36.9% to $5.7 million

Jacksonville, FL – November 10, 2009 — Trailer Bridge, Inc. (NASDAQ Global Market: TRBR) today reported unaudited financial results for the third quarter ended September 30, 2009 (see attached tables). The Company reported operating income of $4.1 million in the third quarter of 2009, compared to operating income of $2.6 million in the third quarter of 2008; and net income of $1.7 million, or $0.14 per basic and diluted share, for the third quarter of 2009, compared to net income of approximately $34,000, or $0.00 per basic and diluted share, in the year earlier period. EBITDA for the third quarter of 2009 was $5.7 million, a 36.9% improvement from $4.1 million in the year earlier period, and a $0.9 million improvement sequentially from Q2 2009. Adjusted EBITDA, as detailed in the accompanying table, was $6.3 million in the third quarter of 2009.

The Company reported revenue of $30.3 million during the quarter, down 14.4% from the prior year period but an increase of 8.7% sequentially from the second quarter of 2009. Excluding the effect of fuel surcharges, revenue decreased by 4.1% from the prior year but increased 6.6% from the second quarter of 2009.

Ivy Suter, Trailer Bridge’s Chief Executive Officer, said, “We saw increased capacity utilization in the quarter with a favorable trend of growth throughout the period. Our increased capacity utilization and revenue compared to the second quarter of 2009 produced profitable operations. The flexibility of our system has permitted us to better utilize our assets and transportation system. We continue to focus on asset utilization, operational excellence and streamlined costs to best position ourselves in our respective markets and offer a cost-efficient service. Our robust cash generation and strong financial position permitted us to purchase $1.5 million face amount of our outstanding public debt at attractive rates. We will continue to focus on free cash flow through revenue generation and cost reduction.”

The Company’s deployed vessel capacity utilization during the third quarter was 90.2% southbound and 30.6% northbound, compared to 81.9% and 23.0%, respectively, during the third quarter of 2008, and 82.8% and 31.4%, respectively, sequentially. Overall volume southbound increased 12.4% from the second quarter of 2009 and decreased 6.9% from the same quarter last year.

Trailer Bridge, Inc.	Page 2
November 10, 2009

Financial Position

At September 30, 2009, the Company had cash balances of $10.3 million and working capital of $11.3 million. The Company has no outstanding amount on its $10.0 million revolving credit facility, and, based upon eligible receivables, currently has $9.5 million of availability under this facility. During the nine months ended September 30, 2009 net cash from operating activities was $8.6 million.

During the three months ended September 30, 2009 the Company paid approximately $1.4 million to purchase $1.5 million (face amount) of its 9.25% Senior Secured Notes in open market transactions. The aggregate principal outstanding on the 9.25% Senior Secured Notes following the Company’s purchases was $83.5 million. This partial retirement resulted in a gain on extinguishment of debt of $132,500 in the third quarter of 2009.

Conference Call

The Company will discuss these results in a conference call on Wednesday, November 11, 2009 at 11:00 AM ET. The dial in numbers are (888) 737-9834 (US) and (706) 643-9215 (International).

The call will also be simultaneously broadcast over the Internet. To listen to the live webcast, please go to www.trailerbridge.com and click on the conference call link, or go directly to: http://investor.shareholder.com/media/eventdetail.cfm?mediaid=39407&c=TRBR&mediakey=EF9F878C6DAC3C7B4841B50067B5EB8F&e=0.

The webcast will be archived and accessible for approximately 30 days if you are unable to listen to the live call.

Trailer Bridge provides integrated trucking and marine freight service to and from all points in the lower 48 states and Puerto Rico and Dominican Republic, bringing efficiency, service, security and environmental and safety benefits to domestic cargo in that traffic lane. This total transportation system utilizes its own trucks, drivers, trailers, containers and U.S. flag vessels to link the mainland with Puerto Rico via marine facilities in Jacksonville, San Juan and Puerto Plata. Additional information on Trailer Bridge is available at the www.trailerbridge.com website.

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters discussed in this press release include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to the future operating performance of the Company and its asset utilization. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Without limitation, these risks and uncertainties include the risks of economic recessions, the risk of an ongoing Department of Justice investigation into the pricing practices in the Puerto Rico trade, the outcome of related class action lawsuits, severe weather, changes in the price of fuel, changes in demand for transportation services offered by the Company, capacity conditions in the Puerto Rico trade lane and changes in rate levels for transportation services offered by the Company.

(Tables to Follow)

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Trailer Bridge, Inc.	Page 3
November 10, 2009

TRAILER BRIDGE, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
OPERATING REVENUES	$30,325,952	$35,413,471	$83,567,679	$99,720,978
OPERATING EXPENSES:
Salaries, wages, and benefits	4,624,800	4,445,122	13,125,894	13,034,880
Purchased transportation and other rent	6,802,571	9,033,758	18,709,578	25,292,014
Fuel	3,946,011	7,648,613	10,625,906	22,888,206
Operating and maintenance (exclusive of depreciation & dry-docking shown separately below)	6,603,337	6,659,483	18,331,151	19,097,626
Dry-docking	53,702	—	709,917	236,525
Taxes and licenses	157,087	136,725	471,868	414,540
Insurance and claims	756,325	794,760	2,330,130	2,333,955
Communications and utilities	152,181	197,540	520,048	576,981
Depreciation and amortization	1,554,791	1,537,069	4,668,295	4,615,048
Loss on sale of property & equipment	8,231	17,193	35,874	109,350
Other operating expenses	1,544,781	2,332,923	4,907,396	5,610,738

	26,203,817	32,803,186	74,436,057	94,209,863

OPERATING INCOME	4,122,135	2,610,285	9,131,622	5,511,115

NONOPERATING (EXPENSE) INCOME:
Interest expense	(2,576,930)	(2,584,466)	(7,796,229)	(7,759,277)
Gain on debt extinguishment	132,500	—	132,500	—
Interest income	11,313	44,816	122,867	130,572

INCOME (LOSS) BEFORE BENEFIT (PROVISION) FOR INCOME TAXES	1,689,018	70,635	1,590,760	(2,117,590)

BENEFIT (PROVISION) FOR INCOME TAXES	19,424	(36,191)	6,337	215

NET INCOME (LOSS)	$1,708,442	$34,444	$1,597,097	$(2,117,375)

PER SHARE AMOUNTS:

NET INCOME (LOSS) PER SHARE BASIC	$0.14	$0.00	$0.13	$(0.18)

NET INCOME (LOSS) PER SHARE DILUTED	$0.14	$0.00	$0.13	$(0.18)

WEIGHTED AVERAGE
SHARES OUTSTANDING BASIC	11,915,562	11,937,921	11,880,619	11,937,701

SHARES OUTSTANDING DILUTED	12,236,393	12,334,543	12,028,007	11,937,701

Trailer Bridge, Inc.	Page 4
November 10, 2009

TRAILER BRIDGE, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	September 30, 2009	December 31, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$10,282,607	$7,216,283
Trade receivables, less allowance for doubtful accounts of $470,433 and $599,017	14,070,404	16,818,259
Prepaid and other current assets	2,438,004	1,883,942
Deferred income taxes, net	278,856	278,856

Total current assets	27,069,871	26,197,340

Property and equipment, net	86,306,139	89,304,822
Reserve fund for long-term debt	4,231,151	4,125,995
Other assets	3,133,682	3,704,490

TOTAL ASSETS	$120,740,843	$123,332,647

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$4,654,220	$5,259,355
Accrued liabilities	7,507,121	7,694,690
Unearned revenue	718,907	385,458
Current portion of long-term debt	2,874,700	2,874,700

Total current liabilities	15,754,948	16,214,203

Other accrued liabilities	103,728	414,910
Long-term debt, less current portion	104,586,977	108,545,228

TOTAL LIABILITIES	120,445,653	125,174,341

Commitments and contingencies

Stockholders’ Equity (Deficit):
Preferred stock, $.01 par value, 1,000,000, shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value, 20,000,000 shares authorized; 11,975,012 and 11,938,921 shares issued; 11,935,839 and 11,838,921 shares outstanding at September 30,2009 and December 31, 2008, respectively	119,750	119,389
Treasury stock, at cost, 39,173 and 100,000 shares at September 30, 2009 and December 31, 2008, respectively	(156,692)	(400,000)
Additional paid-in capital	53,756,901	53,460,783
Capital deficit	(53,424,769)	(55,021,866)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	295,190	(1,841,694)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$120,740,843	$123,332,647

Trailer Bridge, Inc.	Page 5
November 10, 2009

TRAILER BRIDGE, INC.

CONDENSED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30,

(Unaudited)

	2009	2008
Operating activities:
Net income (loss)	$1,597,097	$(2,117,375)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,668,295	4,615,048
Amortization of loan costs	620,176	553,530
Non-cash stock compensation expense	348,382	299,701
Provision for doubtful accounts	758,571	563,470
Deferred tax benefit	—	(49,815)
Loss on sale of property and equipment	35,874	109,350
Decrease (increase) in:
Trade receivables	1,989,283	(3,993,183)
Prepaid and other current assets	(554,063)	(44,061)
Other assets	(172,631)	(47,538)
Increase (decrease) in:
Accounts payable	(605,135)	(1,084,947)
Accrued liabilities	(456,353)	3,461,527
Unearned revenue	333,449	695,309

Net cash provided by operating activities	8,562,945	2,961,016

Investing activities:
Purchases of property and equipment	(1,735,557)	(1,047,479)
Proceeds from sale of property and equipment	48,178	171,876
Additions to other assets	—	(36,799)

Net cash used in investing activities	(1,687,379)	(912,402)

Financing activities:
Cash proceeds from note payable	—	1,339,290
Reissuance of treasury stock	250,000	—
Exercise of stock options	(58,596)	(18,269)
Principal payments on notes payable	(3,868,146)	(1,834,926)
Gain on extinguishment of debt	(132,500)	—

Net cash used in financing activities	(3,809,242)	(513,905)

Net increase in cash and cash equivalents	3,066,324	1,534,709
Cash and cash equivalents, beginning of the period	7,216,283	1,932,535

Cash and cash equivalents, end of period	$10,282,607	$3,467,244

Supplemental cash flow information and non-cash investing and financing activities:
Cash paid for interest	$6,201,740	$6,112,705

Trailer Bridge, Inc.	Page 6
November 10, 2009

TRAILER BRIDGE, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS), TO EARNINGS BEFORE INTEREST, TAXES,

DEPRECIATION & AMORTIZATION; AND ADJUSTED EARNINGS BEFORE INTEREST, TAXES,

DEPRECIATION & AMORTIZATION (1)

	Three months ended September 30, 2009	Three months ended September 30, 2008	Nine months ended September 30, 2009	Nine months ended September 30, 2008
GAAP, Net income (loss)	$1,708,442	$34,444	$1,597,097	$(2,117,375)
Net interest expense	2,565,617	2,539,650	7,673,362	7,628,705
Gain on extinguishment of debt	(132,500)	—	(132,500)	—
(Benefit) provision for income taxes	(19,424)	36,191	(6,337)	(215)
Depreciation and amortization	1,554,791	1,537,069	4,668,295	4,615,048

Non-GAAP, EBITDA	$5,676,926	$4,147,354	$13,799,917	$10,126,163

Adjustments:
Anti-trust related legal expense	359,993	988,178	1,052,380	1,123,665
Dry-docking	53,702	—	709,917	236,525
Stock compensation	153,537	99,900	229,785	299,701
Loss on asset sales	8,231	17,193	35,874	109,350
Strategic alternative fees	—	—	—	390,231

Total Adjustments	575,463	1,105,271	2,027,956	2,159,472

Non-GAAP, Adjusted EBITDA	$6,252,389	$5,252,625	$15,827,873	$12,285,635

Other financial measures:
EBITDA margin	18.7%	11.7%	16.5%	10.2%
Adjusted EBITDA margin	20.6%	14.8%	18.9%	12.3%
Net debt to adjusted EBITDA	4.4x	6.1x	4.4x	6.1x
Adjusted EBITDA to interest expense	2.4x	2.0x	2.0x	1.6x

Use of Non-GAAP measures

(1) The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that the presentation of certain non-GAAP measures, i.e., results excluding certain costs and expenses, provides useful information for the understanding of its ongoing operations and enables investors to focus on comparisons of operating performance from period to period without the impact of significant special items. Non-GAAP measures are reconciled in the accompanying financial table. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for the Company’s reported GAAP results.

Adjusted EBITDA is calculated by adding back legal expenses associated with the anti-trust litigation, dry-docking, non-cash compensation charges, loss on asset sales, and strategic alternative fees. Adjusted EBITDA was calculated on a twelve month trailing rate for purposes of calculating net debt to adjusted EBITDA.